Exhibit 99.1

SRM Entertainment Receives Six-Month Extension from Nasdaq to Regain Compliance with Minimum Bid Price Requirement

Winter Park, FL – April 24, 2025 – SRM Entertainment, Inc. (Nasdaq: SRM)(the “Company”) announced today that it has received a notice from the Nasdaq Staff, which has determined that the Company is eligible for an additional 180 calendar day period to regain compliance with Nasdaq’s minimum $1 per share bid price requirement. The determination is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement. If at any time during this additional time period the closing bid price of the Company’s security is at least $1 per share for a minimum of 10 consecutive business days, this matter will be closed.

This extension grants the Company until October 20, 2025, to meet the requirement of maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days. During this extension period, SRM Entertainment’s common stock will continue to trade on the Nasdaq Capital Market under the ticker symbol “SRM.”

“SRM Entertainment remains firmly focused on the execution of its strategic roadmap, which includes expanding its innovative product lines, penetrating new and existing distribution channels, and driving consistent revenue growth. This dedicated approach to building a stronger, more successful business should ultimately be reflected in SRM’s stock price.” said Rich Miller, CEO of SRM Entertainment.

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the Company’s filings with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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